UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and the exhibit attached hereto contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding any expectations of the potential for CI-8993, including with respect to the potential activity, safety and tolerability of CI-8993 and future studies with respect to CI-8993, the potential advantages and benefits of CI-8993 to reverse tumor immune suppression and prevent resistance to other checkpoint inhibitors, optimization of CI-8993 and Curis’s plans to exercise the option under the option and license agreement with ImmuNext, potential payments by Curis under the agreement with ImmuNext and Curis’s plans to develop CI-8993 and advance other development programs. Forward-looking statements may contain the words “believes,” “expects,” “anticipates,” “plans,” “seeks,” “estimates,” “assumes,” “will,” “may,” “could,” “predict,” “project,” “target,” or the negative of these terms or other similar expressions. These forward-looking statements include, among others, statements about Curis’s business, plans, prospects and strategies and its expectations regarding its option and license agreement with ImmuNext (as described below), including with respect to conducting a Phase 1a/1b trial. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different from those indicated by such forward-looking statements. For example, Curis faces a number of risks inherent in the research, development or commercialization of novel drugs to treat cancer and may not be able to successfully advance the development of its drug candidates in the time frames it projects, if at all. There can be no guarantee that the ImmuNext option and license agreement will continue for its full term or that Curis or ImmuNext will maintain the financial resources necessary to continue financing their respective portions of any research, development or commercialization costs. Curis will require substantial additional capital to fund its business and such capital may not be available on reasonable terms, or at all. Without sufficient additional funding, Curis will not be able to continue as a going concern and may be forced to delay, reduce in scope or eliminate some of its research and development programs, which could adversely affect its business prospects and its ability to continue operations. Substantial doubt about Curis’s ability to continue as a going concern may adversely affect Curis’s ability to access the substantial additional capital needed to continue operations. Curis faces substantial competition. Curis’s expectations with respect to the option and license agreement with ImmuNext and CI-8993 could also be affected by risks and uncertainties relating to a failure of Curis or ImmuNext to fully perform under the option and license agreement and/or any early termination of the option and license agreement, adverse results of any clinical trials and non-clinical studies that are the subject of the collaboration, including subsequent analysis of existing data and new data received from future studies, the content and timing of decisions made by the U.S. Food & Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, and Curis’s inability to enroll patients in clinical trials that may be initiated under the collaboration. Curis may not obtain or maintain necessary patent protection and could become involved in expensive and time-consuming patent litigation and interference proceedings. Unstable market and economic conditions and unplanned expenses may adversely affect Curis’s financial condition and its ability to access the substantial additional capital needed to fund the growth of its business. Important factors that may cause or contribute to such differences include the factors set forth under the caption “Risk Factors” in Curis’s most recent Form 10-K and Form 10-Q and the factors that are discussed in other filings that Curis periodically makes with the Securities and Exchange Commission. In addition, any forward-looking statements represent the views of Curis only as of as of the date of this Form 8-K and should not be relied upon as representing Curis’s views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 1.01.	Entry into a Material Definitive Agreement.

ImmuNext, Inc. Option and License Agreement

Overview. On January 6, 2020 (“Effective Date”), Curis, Inc. (“Curis” or “Company”) and ImmuNext, Inc. (“ImmuNext”) entered into an option and license agreement (the “Agreement”). Under the terms of the Agreement, Curis has agreed to engage in a collaborative effort with ImmuNext pursuant to which Curis has agreed to conduct, at its own cost, a Phase 1a/1b clinical trial of an ImmuNext compound that antagonizes V-domain Ig suppressor of T cell activation (“VISTA”). In exchange, ImmuNext has granted Curis an exclusive option, exercisable until the earlier of (a) four years after the Effective Date, and (b) 90 days after database lock for the first Phase 1a/1b trial in which the endpoints are satisfied (the “Option Period”), to obtain an exclusive, worldwide license to develop and commercialize certain VISTA antagonizing compounds and products containing these compounds (the “VISTA Compounds and Products”) in the field of oncology (the “Option”).

A joint steering committee composed of representatives from each of the parties will manage the non-clinical and clinical development of the VISTA Compounds and Products during the Option Period, including, but not limited to, the approval of the plan for the Phase 1a/1b trial.

During the Option Period, Curis will conduct the Phase 1a/1b trial and ImmuNext will conduct certain agreed upon non-clinical research activities to support the Phase 1a/1b trial. During the Option Period, Curis is obligated to assign to ImmuNext all right, title and interest in and to, inventions made by Curis alone or jointly with ImmuNext in conducting clinical and non-clinical activities under the Agreement during the Option Period and any patent rights covering those inventions. Effective as of the Option exercise date (if any), ImmuNext is obligated to assign to Curis (i) all such inventions that were made solely by Curis and any patent rights covering those inventions that were assigned by Curis to ImmuNext during the Option Period and (ii) a joint ownership interest in all such inventions that were made jointly by Curis and ImmuNext and patent rights covering those inventions that were assigned by Curis to ImmuNext during the Option Period, except for any of those inventions that relates to compounds as to which ImmuNext has retained exclusive rights.

Upfront Payment. In consideration of the grant of the Option, Curis has agreed to make an upfront payment to ImmuNext of $1,250,000.

Option Exercise Fee. If Curis elects to exercise the Option, Curis has agreed to pay to ImmuNext an option exercise fee of $20,000,000.

Milestones and Royalty Payments. If Curis elects to exercise the Option, ImmuNext will be eligible to receive up to $4,600,000 in potential development milestones, up to $84,300,000 in potential regulatory approval milestones, and up to $125,000,0000 in potential sales milestone payments from Curis. In addition, ImmuNext is eligible to receive tiered royalties on annual net sales on a product-by-product and country-by-country basis, at percentage rates ranging from high single digits to low double digits, subject to specified adjustments.

The royalty payment obligations under the Agreement with respect to a product in a country will expire on the later of (i) expiration of the last-to-expire valid claim of the ImmuNext patents or jointly owned patents covering the manufacture, use or sale of such product in such country, (ii) the expiration of all regulatory exclusivity for such product in such country, and (iii) 10 years from the first commercial sale of such product in such country.

Program Support Payments. In partial consideration for drug substance, technical advice, and maintenance of ImmuNext’s existing IND and access to ImmuNext’s technology, Curis has agreed to make maintenance fee payments of $375,000 to ImmuNext on each 6-month anniversary of the Effective Date during the Option Period. In addition, Curis has agreed to reimburse ImmuNext for certain documented external costs and expenses incurred by ImmuNext in carrying out non-clinical research activities approved by the joint steering committee, up to $250,000 per calendar year, unless otherwise agreed to by both parties in writing.

Sublicensing Revenue. In addition, Curis has agreed to pay ImmuNext a low double-digit percentage of sublicense revenue received by Curis or its Affiliates.

Term and Termination. The term of the Agreement begins on the Effective Date and, unless earlier terminated, will expire upon either: (a) expiration of the Option Period if Curis has not exercised the Option; or (b) expiration of all royalty payment obligations for any and all products. Upon expiration (but not on earlier termination) of the Agreement after exercise of the Option, the license granted by ImmuNext to Curis shall automatically become fully paid-up, royalty-free, irrevocable and perpetual.

The Agreement may be terminated by either Curis or ImmuNext for an uncured material breach by the other party or if the other party files for bankruptcy or insolvency. ImmuNext may terminate the Agreement if Curis or any of its affiliates or sublicensees challenges any ImmuNext patents licensed to Curis or if Curis ceases all research, development, manufacturing and commercialization activities for the products for a specified continuous period of time. Curis may terminate the Agreement for convenience, in its entirety or on a product-by-product basis.

In the event Curis terminates the Agreement for convenience or ImmuNext terminates the Agreement for uncured material breach, patent challenge, cessation of product-related activities or filing of bankruptcy or insolvency by Curis, then all rights and licenses granted to Curis will terminate, and, subject to specified royalty payment obligations of ImmuNext, Curis will grant ImmuNext (i) an exclusive, perpetual, nontransferable, worldwide license under patents controlled by Curis and (ii) a non-exclusive license under any know-how controlled by Curis, in each case, that are necessary or reasonably useful for the exploitation of the ImmuNext compounds antagonizing VISTA or products Curis was developing or commercializing under the Agreement, and solely to exploit such compounds and products.

In the event Curis terminates the Agreement for uncured material breach or filing of bankruptcy or insolvency by ImmuNext after exercising the Option, then the licenses granted by ImmuNext shall survive in perpetuity, subject to Curis’ obligation to pay milestone payments and royalties to ImmuNext in accordance with the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which Curis intends to file as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2019.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Curis, Inc. dated January 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: January 7, 2020	By:	/s/ William E. Steinkrauss
William E. Steinkrauss
Chief Financial Officer